Exhibit 4.1

                            FRONTLINE CAPITAL GROUP



                   CERTIFICATE OF DESIGNATION OF THE POWERS,
               PREFERENCES AND OTHER SPECIAL RIGHTS OF SERIES B
                          CONVERTIBLE PREFERRED STOCK


             9.25% Series B Convertible Cumulative Preferred Stock

         FrontLine Capital Group, a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that, pursuant to the authority contained in its First Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and its By-Laws (the "By-Laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on November 6, 2000, duly approved the issuance of a series of Preferred Stock and appointed a committee of the Board of Directors with respect to the specific terms of such series, and such committee duly approved and adopted the following resolution at a meeting duly held on December 12, 2000, which resolution remains in full force and effect on the date hereof:


         RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-Laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

         Capitalized terms used herein are defined in Section 14.

         1. Number and Designation. The Company shall have a series of Preferred Stock, which shall be designated as its 9.25% Series B Convertible Cumulative Preferred Stock (the "Series B Stock"), par value $0.01 per share, with 25,000 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

         2. Issuance. The Company may issue up to, and including, 25,000 shares of Series B Stock in accordance with the Purchase Agreement.

         3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Series B Stock shall be issuable only in registered form, with a liquidation preference equal to the Issuance Price per share of Series B Stock (the "Liquidation Preference"). The Company shall serve as initial registrar and transfer agent (the "Registrar") for the Series B Stock.

         4. Registration; Transfer. Shares of the Series B Stock have not been registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than (i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series B Stock shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series B Stock attached hereto as Exhibit A.

         5. Paying Agent and Conversion Agent. (a) The Company shall maintain
(i) an office or agency where shares of Series B Stock may be presented for payment (the "Paying Agent") and (ii) an office or agency where shares of Series B Stock may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent and the Company shall be the initial Paying Agent and the initial Conversion Agent.

         (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any share of Series B Stock during a period beginning at the opening of 15 Business Days before any Redemption Date and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any share of Series B Stock so selected for redemption in whole or in part, except the unredeemed portion of any share of Series B Stock being redeemed in part.

         (c) If shares of Series B Stock are issued upon the transfer, exchange or replacement of shares of Series B Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series B Stock, the shares of Series B Stock so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless the Holders of such shares shall request that the Restricted Shares Legend be removed, and counsel for such Holders, reasonably acceptable to the Company, reasonably determines that the transfer of such shares is no longer restricted by the Securities Act.

         (d) If any payment due on the shares of Series B Stock is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least two Business Days prior to the applicable date of payment) to a United States dollar account maintained by the Holder with, a bank located in The City of New York.

         6. Dividend Rights. (a) The Company shall pay, and the Holders of the shares of Series B Stock shall be entitled to receive, when, as, and if authorized by the Board of Directors (or any authorized committee thereof) out of funds legally available for payment thereof, cumulative dividends from the Issue Date (unless the Series B Stock is redeemed in full prior to December 13, 2001) at a rate of 9.25% per annum on the amount of the then aggregate Liquidation Preference of the shares of Series B Stock then Outstanding ("Coupon Dividends").

         (b) Coupon Dividends will be computed on the basis of a 360 day year of twelve 30 day months and will be payable (to the extent not accumulated in accordance with the terms hereof, as set forth below) in cash. Coupon Dividends will be accrued quarterly in arrears from and including the preceding Dividend Payment Date or December 13, 2000, as the case may be, and will be paid on December 13, 2001, if, and to the extent, the shares of Series B Stock are Outstanding on such date, and quarterly thereafter in arrears on the applicable Dividend Payment Date for so long as the shares of Series B Stock are Outstanding. Coupon Dividends on shares of the Series B Stock will accrue and accumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Coupon Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Arrearages of unpaid Coupon Dividends ("Accumulated Dividends") will cumulate and compound quarterly at the rate of 11.25% per annum and such cumulated and compounded dividends shall thereafter constitute Accumulated Dividends; provided, that prior to December 13, 2001, Accumulated Dividends shall cumulate and compound quarterly at the rate of 9.25% per annum.

         7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (a) Coupon Dividends on any share of Series B Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the Person in whose name such share of Series B Stock (or one or more predecessor shares of Series B Stock) is registered at the close of business on the February 25, May 25, August 25 or November 25 preceding such Dividend Payment Date (whether or not a Business Day) (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

         (b) Unless full cumulative dividends on all Outstanding shares of Series B Stock for all past dividend periods shall have been declared and paid in accordance with the terms hereof, or declared and a sufficient sum for the payment thereof set apart, then:

          (i) no dividend (other than (A) with respect to Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series B Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively, other than the Spin Off;

          (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution, upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

          (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or option buybacks) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired or retired for value (other than in exchange for other Junior Shares or Parity Shares, respectively) by the Company or any of its subsidiaries; and

          (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks).

         (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Dividend Record Date for each dividend on shares of Series B Preferred Stock as to whether it will pay such dividend or allow such dividend to accrue and cumulate.

         (d) Any Accumulated Dividends on any share of Series B Stock may be paid, subject to Section 6, by the Company in any lawful manner (which shall include the establishment of a Dividend Record Date not more than 45 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the shares of Series B Stock may be listed, and upon such notice (which shall precede the Dividend Record Date by at least ten Business Days) as may be required by such exchange, if any, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

         (e) Subject to the foregoing provisions of this Section 7, each share of Series B Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of Series B Stock shall carry the rights to unpaid Accumulated Dividends that were carried by such other shares of Series B Stock.

         (f) The Holder of a share of Series B Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series B Stock will be entitled to receive such dividends with respect to such share of Series B Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date. Shares of Series B Stock surrendered for conversion between a Dividend Record Date and the corresponding Dividend Payment Date or on a Dividend Payment Date (unless such Series B Stock has been called for redemption during such period or on such date) must be accompanied by payment of an amount equal to the dividend so payable, or by an assignment of such Holder's right to receive such dividend in form reasonably acceptable to the Company.

         8. Voting Rights. (a) The Holders of record of shares of Series B Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

         (b) From and after December 13, 2001, or if occurring earlier, after the occurrence of a Triggering Event, the Holders of shares of Series B Stock shall be entitled to vote on all matters that the registered holders of the Company's Common Stock are entitled to vote upon on, with each share of Series B Stock having a number of votes equal to the number of shares of Common Stock into which such share could be converted as of the record date for such vote, in accordance with Section 12 of this Certificate of Designation; provided, however, that in the case of a Triggering Event occurring prior to December 13, 2001, the right of the Holders of Series B Stock to vote set forth in this paragraph (b) shall continue until such time as the Triggering Event giving rise to such right is remedied, cured or waived in writing by the Holders of a majority of the Series B Stock then Outstanding, at which time such right to vote shall terminate with respect to such Triggering Event (but not with respect to other or subsequent Triggering Events or with respect to voting rights during the period subsequent to December 13, 2001; provided, further, that the right of the Holders to vote set forth in this paragraph (b) shall be subject to the expiration or early termination of the waiting period under the HSR Act.

         (c) The approval of the Holders of a majority of the then Outstanding shares of Series B Stock voting or consenting, as the case may be, as one class (which approval or consent, in the case of subparagraph (iii) and (vii) below, shall not be unreasonably withheld so long as the proceeds of such incurrence or issuance, as the case may be, are used by the Company to repay Existing Debt) will be required for the Company to:

          (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, Liquidation Preferences, conversion price, dividend rate, Optional Redemption provisions and Mandatory Redemption provisions), privileges or voting rights of Holders of the shares of Series B Stock, or (B) increase or decrease the number of authorized shares of Series B Stock;

          (ii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the Holders of the Series B Stock;

          (iii) issue or sell any Senior Shares or Parity Shares or issue or sell any class or series of equity securities which are convertible or exchangeable into or exercisable for any Senior Shares or Parity Shares.

          (iv) take any action requiring the consent of a majority in interest of the Holders pursuant to Section 13 hereof;

          (v) change, amend, modify, supplement or alter, in any way whatsoever, the Business Plan (other than modifications that are, individually or in the aggregate, immaterial);

          (vi) make (or permit HQ Global to make) any Investment in any Operating Entity (other than HQ Global or RealtyIQ) or enter (or permit HQ Global to enter) into any line of business, other than those lines of business in which the Company or HQ Global is active on the Issue Date; provided, however, that the Company shall be entitled to make an Investment in any Operating Entity out of the proceeds of (x) the Series B Stock, (y) the DB Facility and (z) the sale of any or all equity interests in Employee Matters; and

          (vii) incur (or permit HQ Global to incur) any additional Indebtedness (or refinance or extend any existing Indebtedness), incur any material contingent obligations not constituting Indebtedness, or permit any Operating Entity to incur any Indebtedness which is recourse to the Company or HQ Global or any of their respective assets. Notwithstanding, the foregoing, (x) the Company shall be entitled to incur additional Indebtedness under the DB Facility and (y) HQ Global shall be entitled to incur Indebtedness as permitted under the HQ Global Credit Facility, in each case without the consent of the Holders of the Series B Stock; provided that, in the case of clause (y) above, the Company shall not permit HQ Global to incur any Indebtedness (as such term is defined herein) if the incurrence of such Indebtedness would cause the Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) to exceed the lesser of (I) 3.75:1.00 or (II) the maximum Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) permitted by the HQ Global Credit Facility (as it may be hereafter amended from time to time); provided, further that the aggregate amounts payable upon liquidation (including, without limitation, accrued and unpaid dividends) of the preferred stock of HQ Global issued pursuant to Section 13(c)(ii) shall be included in the definition of Consolidated Indebtedness for purposes of the calculation of Total Leverage Ratio.

         (d) In exercising the voting rights set forth in Section 8(b), each share of Series B Stock shall be entitled to vote on an as-converted basis with the registered holders of the Company's Common Stock. In exercising the other voting rights set forth in this Section 8, each share of Series B Stock entitled to vote shall have one vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series B Stock as a single class on any matter, then the Series B Stock shall have with respect to such matters one vote per $1,000 (or fraction thereof) of the aggregate Liquidation Preference plus all Accumulated Dividends.

         (e) Upon the occurrence of a Triggering Event, a majority in interest of the Holders, voting as a separate class, shall be entitled to elect two directors to serve on the Board of Directors; provided, however, that such right, as well as such directors' tenure on the Board of Directors, shall continue only until such time as the Triggering Event giving rise to such right is remedied, cured or waived by the Holders of a majority of the shares of Series B Stock then Outstanding, at which time such right and tenure shall terminate with respect to such Triggering Event (but not with respect to any other or any subsequent Triggering Events).

         (f) From and after December 13, 2001, a majority in interest of the Holders, voting as a separate class, shall be entitled to elect one natural Person to serve as a non-voting observer (the "Observer") at meetings of the Board of Directors. The Observer shall be entitled to receive all information received by or available to, and to all privileges (including, without limitation, notice of all meetings) afforded to, Directors of the Company, including, without limitation, the right to be present and be heard at all meetings of the Board of Directors and all committees thereof; provided that the Observer shall not be entitled to vote on any matter put before the Board of Directors or any committee thereof. The Observer shall agree not to use, disseminate or in any way disclose any information received pursuant to this subparagraph, except to the extent necessary to manage its investment and as otherwise required by law.

         9. Ranking. (a) The shares of Series B Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank
(i) senior to all shares of Common Stock (whether issued in one or more classes) and to each other class of Capital Stock or series of Preferred Stock of the Company (other than the Series A Stock), the terms of which do not expressly provide that it ranks on a parity with, or senior to, the shares of Series B Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with the Series A Stock and each other class of Capital Stock or series of Preferred Stock of the Company issued by the Company in compliance with the terms of Section 8, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of Capital Stock or series of Preferred Stock of the Company issued by the Company in compliance with
Section 8, the terms of which expressly provide that such class or series will rank senior to the shares of Series B Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

         (b) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Holders of the shares of Series B Stock then Outstanding shall be entitled to receive out of assets of the Company legally available for distribution to its stockholders after satisfaction of its creditors, prior and in preference to any distribution of any of the assets of the Company to the registered holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the then effective Liquidation Preference, plus all Accumulated Dividends, if any, plus an amount equal to all unpaid dividends accrued from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up (the "Liquidation Amount"). If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such Holders of the full preferential amount described in the immediately preceding sentence and all liquidating payments on all Parity Shares, the entire assets of the Company legally available for distribution shall be distributed among the Holders of the shares of Series B Stock and the registered holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series B Stock and any such Parity Securities if all amounts payable thereon were paid in full.

         10. Redemption. (a) The Series B Stock may be redeemed on any Redemption Date occurring on or after the Issue Date and prior to December 13, 2001 (but not thereafter), in whole or from time to time in part, at the election of the Company (an "Optional Redemption"), at the Redemption Price. If (i) the Company elects to voluntarily redeem all or any portion of the Series B Stock and (ii) HQ Global has been merged or consolidated with and into the Company and the common stock of the surviving or consolidated company is listed on either the Nasdaq National Market or The New York Stock Exchange, Inc. then the Company may, with the written consent of a majority-in-interest of the Holders, elect to pay the Redemption Price by delivering a number of freely tradable shares of Common Stock or the common stock of any successor corporation to the Company determined by dividing the applicable Redemption Price by an amount equal to the Current Market Value of one share of Common Stock or such successor common stock, as the case may be; provided, that, if the Current Market Value of one share of Common Stock or such successor common stock exceeds $22.50, the Current Market Value of one share of Common Stock or such successor common stock shall be deemed to be $22.50, in each case as equitably adjusted for any stock splits, stock dividends, reclassifications or other similar events affecting the Common Stock. Notwithstanding the foregoing, in the event that any Holder determines that it is not in the Holder's interest to receive freely tradable securities in redemption of the Series B Stock, such Holder, in the Holder's sole discretion, may elect to receive restricted or unregistered securities in lieu of freely tradable securities.

         (b) The shares of Series B Stock shall be redeemed in whole on the first Redemption Date occurring after the occurrence of a Mandatory Redemption Event at the Redemption Price; provided, however, that the Company shall not be required to redeem the Series B Stock until such time as the Existing Debt has been repaid or otherwise satisfied in full (at which time, the Existing Debt shall be required to be immediately repaid); provided, further, that any Holder may, in such Holder's sole discretion, waive the requirement that such Holder's shares of Series B Stock be redeemed upon the occurrence of a Mandatory Redemption Event and, with respect to such shares of Series B Stock, any Mandatory Redemption Event so waived shall be deemed not to have occurred. If (i) on or prior to December 13, 2001, the Company is required to redeem all or any portion of the Series B Stock pursuant to this Section 10(b), and (ii) HQ Global has been merged or consolidated with and into the Company and the common stock of the surviving or consolidated company is listed on either the Nasdaq National Market or The New York Stock Exchange, Inc., then the Company may, with the written consent of a majority-in-interest of the Holders, elect to pay the Redemption Price by delivering a number of freely tradable shares of Common Stock or the common stock of any successor corporation to the Company determined by dividing the applicable Redemption Price by an amount equal to the Current Market Value of one share of Common Stock or such successor common stock, as the case may be; provided, that, if the Current Market Value of one share of Common Stock or such successor common stock exceeds $22.50, the Current Market Value of one share of Common Stock or such successor common stock shall be deemed to be $22.50, in each case as equitably adjusted for any stock splits, stock dividends, reclassifications or other similar events affecting the Common Stock. If (i) after December 13, 2001, the Company is required to redeem all or any portion of the Series B Stock pursuant to this Section 10(b), and (ii) HQ Global has been merged or consolidated with and into the Company and the common securities of the surviving or consolidated company is listed on either the Nasdaq National Market or The New York Stock Exchange, Inc., then the Holders may elect (a "Securities Election") to receive the Redemption Price in the form of a number of freely tradable shares of Common Stock or the common stock of any successor corporation to the Company determined by dividing the applicable Redemption Price by an amount equal to the Current Market Value of one share of Common Stock or such successor common stock, as the case may be; provided, that, if the Current Market Value of one share of Common Stock or such successor common stock exceeds $22.50, the Current Market Value of one share of Common Stock shall be deemed to be $22.50, in each case as equitably adjusted for any stock splits, stock dividends, reclassifications or other similar events affecting the Common Stock. Notwithstanding the foregoing, if the Mandatory Redemption Event compelling such Mandatory Redemption is a Capital Event, then, if a majority in interest of the Holders consent in writing to such Capital Event, all Holders will be deemed to have made a Securities Election. Notwithstanding the foregoing, in the event that any Holder determines that it is not in the Holder's interest to receive freely tradable securities in redemption of the Series B Stock, such Holder, in the Holder's sole discretion, may elect to receive restricted or unregistered securities in lieu of freely tradable securities.

         (c) In the event of a redemption of fewer than all the shares of Series B Stock pursuant to Section 10(a) or (b), the shares of Series B Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series B Stock not previously called for redemption, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate. If fewer than all the shares of Series B Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series B Stock that have been converted during a selection of shares of Series B Stock to be redeemed shall be treated by the Registrar as Outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price and, for the avoidance of doubt, any shares of Common Stock issued upon the conversion prior to the Redemption Date of any shares of Series B Stock which are called for redemption shall not be redeemed and shall remain Outstanding.

         (d) In the event the Company elects to effect an Optional Redemption or is required to effect a Mandatory Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the Holders not fewer than 30 days nor more than 60 days before the applicable Redemption Date and, in the case of a Mandatory Redemption, as soon as practicable after the occurrence of the relevant Mandatory Redemption Event. Whenever a Redemption Notice is required to be delivered to the Holders, such Notice shall provide the information set forth below and be given by first class mail, postage prepaid to each Holder of shares of Series B Stock to be redeemed, at such Holder's address appearing in the Series B Stock share register. All Redemption Notices shall identify the shares of Series B Stock to be redeemed (including CUSIP number, if any,) and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) if fewer than all the Outstanding shares of Series B Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Series B Stock to be redeemed;

          (iv) that, on the Redemption Date, the Redemption Price will become due and payable upon each such share of Series B Stock to be redeemed and that dividends thereon will cease to accrue on and after said date; (v) the conversion price and the date on which the right to convert shares of Series B Stock to be redeemed will terminate and the place or places where such shares of Series B Stock may be surrendered for conversion; and

          (vi) the place or places where such shares of Series B Stock are to be surrendered for payment of the Redemption Price.

         The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

         (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series B Stock that are to be redeemed on that date. If any share of Series B Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series B Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

         (f) Notice of redemption having been given as aforesaid, the shares of Series B Stock so to be redeemed shall, on the Redemption Date, become due and payable at the applicable Redemption Price, and from and after such date (unless the Company shall default in the payment of the applicable Redemption Price) dividends on such shares of Series B Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series B Stock for redemption in accordance with said notice, such shares of Series B Stock shall be redeemed by the Company at the applicable Redemption Price. If any share of Series B Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series B Stock. At any time following the second anniversary of the applicable Redemption Date, the Company shall be entitled to require the Registrar or Paying Agent, as the case will be, to deliver to it any funds which had been made available to the Registrar or Paying Agent, as the case may be, with respect to such redemption and not disbursed to Holders (including, without limitation, all interest and other income received by the Register or Paying Agent, as the case may be, in respect of all funds made available to it), and thereafter such Holders shall be entitled to look to the Company (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Redemption Price that may be payable.

         (g) Any certificate that represents more than one share of Series B Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the Holder of such share of Series B Stock without service charge, a new Series B Stock certificate or certificates, representing any number of shares of Series B Stock as requested by such Holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series B Stock certificate so surrendered.

         (h) If a share of Series B Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date specified above and on or prior to such Dividend Payment Date, then any accumulated but unpaid dividends will be paid to the Person in whose name such share of Series B Stock is registered at the close of business on such Dividend Record Date.

         11. Method of Payments. The Company shall make any Coupon Dividend payments (to the extent not accumulated in accordance with terms hereof) in cash when, and if, declared. Dividends payable pursuant to Section 6(a)(ii) shall be payable in the same form as the related common stock dividends.

         12. Conversion. (a) After December 13, 2001, and subject to and upon compliance with the provisions of this Certificate of Designation and to the expiration or early termination of the waiting period under the HSR Act, at the option of the Holder thereof, any share of Series B Stock then Outstanding may be converted at any time, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000 of a share) equal to (i) the sum of (x) 127.5% of the Liquidation Preference thereof, plus (y) all Accumulated Dividends in respect thereof, if any, plus (z) all unpaid dividends in respect thereof accrued from the last Dividend Payment Date to the date of conversion, divided by (ii) the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a share of Series B Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall initially be equal to $13.3875. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and (e).

         (b) In order to exercise the conversion privilege pursuant to Section 12(a), the Holder of any share of Series B Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such share or, if fewer than all the shares of Series B Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

         Shares of Series B Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions and delivery of any payment or assignment of the dividend payable upon such shares as contemplated by Section 7(f), in the case of shares converted by the Holder thereof in accordance with Section 12(a), and at such time the rights of the Holders of such shares as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

         In the case of any conversion of fewer than all the shares of Series B Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series B Stock.

         (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series B Stock. If more than one share of Series B Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series B Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(v)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

         (d) The Conversion Price shall be adjusted from time to time by the Company as follows:

          (i) If the Company shall hereafter pay a dividend or make a distribution to registered holders of the Outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(v)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

          (ii) If the Company shall issue, sell or distribute any shares of Common Stock or issue, sell or distribute options, rights or warrants to any Person entitling them to subscribe for or purchase shares of Common Stock or issue, sell or distribute convertible or exchangeable securities which are convertible or exchangeable for shares of Common Stock, in each case, at a price per share less than the Current Market Value of one share of Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date immediately prior to such sale, issuance or distribution of shares, options, rights, warrants or exchangeable or convertible securities by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on such date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities would purchase at a price equal to the Current Market Value of one share of Common Stock and of which the denominator shall be the number of shares of Common Stock Outstanding at the close of business on such date plus the total number of additional shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the issuance, sale or distribution of such shares, options, rights, warrants or exchangeable or convertible securities. To the extent that shares of Common Stock are not delivered pursuant to such options, rights, warrants or exchangeable or convertible securities, upon the expiration or termination of such options, rights, warrants or exchangeable or convertible securities the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights, warrants or exchangeable or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such shares, options, rights, warrants or exchangeable or convertible securities are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such shares, options, rights, warrants or exchangeable or convertible securities had not been fixed. In determining whether any shares, options, rights, warrants or exchangeable or convertible securities entitle the registered holders to subscribe for or purchase shares of Common Stock at less than the Current Market Value of one share of Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such options, rights, warrants or exchangeable or convertible securities, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors and the amount of any exercise price or subscription price required to be paid upon exercise of such options, rights, warrants or exchangeable or convertible securities ;

          (iii) If the Outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the Outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

          (iv) If any event occurs as to which the foregoing provisions of this Section 12(d) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the conversion rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon the conversion of the Series B Stock.

          (v) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

          "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or The New York Stock Exchange, Inc., as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any member firm of The New York Stock Exchange, Inc. selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

          "Common Stock Record Date" shall mean with respect to any dividend, distribution or other transaction or event in which the registered holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (vii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of shares of Series B Stock at such Holder's last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (viii) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any share of Series B Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

          (ix) For purposes of this Section 12(d), the number of shares of Common Stock at any time Outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (x) Notwithstanding anything to the contrary set forth herein, this
     Section 12(d) shall not apply, and no adjustment to the Conversion Price shall be made with respect to, (A) options to purchase not more than 1,000,000 shares of Common Stock issued to employees, consultants, directors or officers of the Company pursuant to any stock option or other equity incentive plan or agreement approved by a written resolution of the Board of Directors of the Company (including any such options outstanding on the date hereof), (B) Common Stock issued or issuable upon the conversion of the Series B Stock, or other convertible or exchangeable securities or options, rights or warrants for which an adjustment has already been made pursuant to this Section 12(d), (C) additional securities exempted from the effects of this Section 12(d) by a vote of a majority in interest of the Series B Stock, voting as a single class, or (D) transactions consummated in connection with the Spin Off.

         (e) In case of any consolidation of the Company with any other Person, or any merger of the Company into another Person or of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), recapitalization of other transaction in which the Common Stock is exchanged for or converted into other securities or assets, the Person formed by such consolidation or resulting from such merger, or issuing such other securities or assets, as the case may be, shall execute and deliver to the Holders of the Series B Stock a supplemental agreement providing that such Holder have the right thereafter, during the period the Series B Stock shall be convertible as specified in this Section 12(a), to convert such Series B Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation or merger, recapitalization or other transaction (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which such Series B Stock might have been converted immediately prior to such consolidation, merger, recapitalization or other transaction, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated, into which the Company merged or which merged into the Company or was a party to such recapitalization or other transaction, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction is not the same for cash share of Common Stock of the Company held immediately prior to such consolidation, merger, recapitalization or other transaction by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 12(e) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction by the holders or each Non-electing Share shall be deemed to be the kind and amount so receivable per share by plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this
Section 12(e) shall similarly apply to successive consolidations, mergers, recapitalizations or other transactions. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, recapitalization or other transaction by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act of 1933, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

         (f) If the Company shall take any action requiring an adjustment to the Conversion Price pursuant to Section 12(d) or 12(e), then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B Stock, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the shares of Series B Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) Section 12(d)) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the Holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that registered holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

         (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series B Stock, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding shares of Series B Stock.

         (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B Stock pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Series B Stock, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         13. Covenants. The Company covenants and agrees that so long as any shares of Series B Stock are Outstanding, the Company shall perform all the covenants contained in this Section 13.

         (a) Consolidation, Merger, Conveyance or Transfer. The Company shall not in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (including, without limitation, HQ Global), agree to any plan of recapitalization, consent to, approve or recommend any tender offer for any class or series of the Company's Capital Stock or consent to, approve or recommend any Change of Control of, or action which is expected to result in a Change of Control of, the Company or adopt a plan of liquidation or make any payments in liquidation or with respect to the winding up of the Company, or permit HQ Global to effect any similar transaction or series of related transactions without the consent of a majority in interest of the Holders; provided, however, that the Company shall be entitled to consummate (A) the Spin Off and (B) the sale of equity interests in RSVP and Employee Matters, to the extent, in the case of clause (B), the proceeds of such sale are used for Accepted Purposes or to repay Existing Debt, without the approval of the Holders of a majority of the then Outstanding Series B Shares; provided, further, that the Company may, subject to receipt of the required approval pursuant to Section 13(g), consummate the Spin Off; provided, further, that, notwithstanding anything to the contrary set forth herein, if a majority in interest of the Holders do not consent to any transaction prohibited hereby, the Company may nonetheless consummate such transaction if the Company substantially simultaneously redeems all of the Outstanding Series B Stock for cash at the then-applicable Redemption Price.

         (b) Limitation on Affiliate Transactions. (i) The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (an "Affiliate Transaction") unless: (x) the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (y) in the event such Affiliate Transaction involves an aggregate amount in excess of $500,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (x) above); and (z) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, the Company has received a written opinion from an independent investment banking firm of national standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

         (ii) The foregoing paragraph (i) shall not apply to (x) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (y) loans or advances to employees in the ordinary course of business of the Company or any Subsidiary in aggregate amount outstanding not to exceed $100,000 at any time, and (z) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and the Subsidiaries, in each case in the ordinary course of business.

         (c) Limitation on Equity Issuances. The Company shall not issue or sell any Parity Shares or Senior Shares or issue or sell any class or series of equity securities which are convertible or exchangeable into or exercisable for any Parity Shares or Senior Shares, or permit HQ Global to issue any preferred shares (other than (i) the issuance of preferred shares of HQ Global which do not contain a put option or a mandatory or voluntary redemption feature which is settleable other than solely by the issuance of common stock of HQ Global, or (ii) the issuance of preferred shares of HQ Global which would not cause the Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) to exceed the lesser of (I) 3.75:1.00 or (II) the maximum Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) permitted under the HQ Global Credit Facility (as it may be amended from time to time)) without consent of a majority in interest of the Holders (such consent with respect to preferred shares of HQ Global not to be unreasonably withheld); provided, however, that the aggregate amounts payable upon liquidation (including, without limitation, accrued and unpaid dividends) of the preferred stock of HQ Global issued pursuant to clause (ii) above shall be included in the definition of Consolidated Indebtedness for purposes of the calculation of Total Leverage Ratio. In the event the proceeds of such an issuance of equity securities are used to repay Existing Debt owed to Reckson pursuant to the Reckson Credit Facility, the consent of the Holders shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall not permit HQ Global to issue preferred shares which are convertible, redeemable or otherwise exchangeable into shares of common stock of HQ Global at a price less than the Current Market Value of common stock of HQ Global at the time such preferred shares are issued without consent of a majority in interest of the Holders.

         (d) Limitation on Dividends. The Company shall not pay any dividends or make any other distribution of any kind whatsoever on any class of stock (other than (i) dividends with respect to the Series A Stock payable solely in shares of Common Stock, (ii) dividends with respect to the Series B Stock and
(iii) dividends or distributions effected in connection with the Spin Off) or redeem, purchase or repurchase or set aside any funds for the redemption, purchase or repurchase of, any shares of Capital Stock or other equity securities of the Company or any Subsidiary (other than Junior Shares) without the consent of a majority in interest of the Holders.

         (e) Limitation on Investments. The Company shall not make an Investment in any Person other than HQ Global or Realty IQ without the approval of a majority in interest of the Holders; provided, however, that the Company shall be entitled to make Investments in the Operating Entities out of the proceeds of (i) the Series B Stock, (ii) the DB Facility, and (iii) the sale of any or all of the equity interests in Employee Matters.

         (f) Limitation of Indebtedness. The Company shall not, nor will it permit HQ Global to, incur any additional Indebtedness (or refinance or extend any existing Indebtedness) or incur any material contingent obligations not constituting Indebtedness, in each case without the consent of a majority in interest of the Holders (which consent, in the case of additional Indebtedness used to repay Existing Debt owed to Reckson pursuant to the Reckson Credit Facility, will not be unreasonably denied). The Company will not permit any Operating Entity to incur any Indebtedness which is recourse to the Company or HQ Global or any of their respective assets. Notwithstanding the foregoing,
(x) the Company shall be entitled to incur additional Indebtedness under the DB Facility and (y) HQ Global shall be entitled to incur Indebtedness as permitted under the HQ Global Credit Facility, in each case without the consent of the Holders of the Series B Stock; provided that, in the case of clause (y) above, the Company shall not permit HQ Global to incur any Indebtedness (as such term is defined herein) if the incurrence of such Indebtedness would cause the Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) to exceed the lesser of (I) 3.75:1.00 or (II) the maximum Total Leverage Ratio (as calculated pursuant to the DB Facility (as such calculation is modified by the next succeeding proviso)) permitted under the HQ Global Credit Facility (as it may be amended from time to time); provided, further that the aggregate amounts payable upon liquidation (including, without limitation, accrued and unpaid dividends) of the preferred stock of HQ Global issued pursuant to Section 13(c)(ii) shall be included in the definition of Consolidated Indebtedness for purposes of the calculation of theTotal Leverage Ratio.

         (g) Approval of the Spin Off. The Company shall not consummate the Spin Off without the consent of a majority in interest of the Holders; provided that the Holders of the Series B Stock shall approve or disapprove of the consummation of the Spin Off within 10 days of receipt by the Holders of a written description of the Spin-Off and the transactions contemplated thereunder which is complete and accurate in all material respects; provided further, that the requisite approval of the Holders shall be deemed to be given unless the impact of the Spin Off, in the sole judgment of a majority in interest of the Holders, shall be to materially and adversely affect the prospects for the redemption of the Series B Stock or to materially reduce the creditworthiness of the Company. For purposes of this subparagraph (g), no value will be attributed to any assets of the Company other than the Capital Stock of HQ Global.

         (h) Limitations on Transfer of HQ Global Stock. The Company shall not, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer any shares of the Capital Stock of HQ Global owned by the Company (including, without limitation, by way of entering into any contract for any future or forward sale or the sale or purchase of any derivative security linked to the Capital Stock of HQ Global); provided, however, that the Company shall be entitled to pledge or encumber the Capital Stock of HQ Global owned by the Company (i) in connection with any pledge or encumbrance existing on the Issue Date, (ii) as security for the DB Facility or (iii) as security for the Reckson Credit Facility in order to induce the lenders thereunder to approve the Spin Off, to the extent that the Company is otherwise entitled to do so; provided, further, that shares of Capital Stock of HQ Global may be sold so long as the proceeds from such sale are used to repay Existing Debt (and permanently reduce the commitments thereunder) and, to the extent of any remaining proceeds, redeem the Series B Stock in accordance with Section 10(b).

         (i) Information Rights. The Company shall, (i) within 45 days of the last day of each quarter, deliver to the Holders quarterly unaudited consolidated financial statements of the Company and its subsidiaries, such financial statements to be accompanied by an Officer's Certificate certifying that such financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods presented and that the related financial statement fairly present the financial position of the Company and its subsidiaries as at and through the date of such financial statements, subject to normal, recurring year-end adjustments, together with a commentary comparing the financial condition and results of operations of the Company for such month and on a year-to-date basis with the Company's budget and the financial condition and results of operations of the Company as of such date on the previous year and for the analogous periods of the previous year ended on such date, (ii) within 90 days of the last day of each fiscal year, deliver to the Holders audited consolidated financial statements of the Company and its subsidiaries, together with an audit report of a nationally recognized firm of independent accountants, such financial statements to be accompanied by an Officer's Certificate certifying that such financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods presented and that the related financial statements fairly present the financial position of the Company and its subsidiaries as at and through the date of such financial statements, together with a commentary comparing the financial condition and results of operations of the Company for year with the Company's budget and the financial condition and results of operations of the Company as of the end of, and for, the previous fiscal year and (iii) within 5 business days after filing thereof, copies of all reports filed by the Company or its Subsidiaries pursuant to the Exchange Act. In addition, the Holders shall be entitled to meet with the management of the Company and its subsidiaries at such times as they may reasonably request in order to assess the business, financial condition and operating results of the Company and its subsidiaries and to such additional information as they may reasonably require in order to evaluate the Holders' investment in the Series B Stock.

         (j) Management Equity Incentive Plans. The Company shall not increase the number of shares of Common Stock subject to the Company's management equity incentive plans.

         (k) Repayment of Existing Debt. Upon the occurrence of any Mandatory Redemption Event, the Company shall repay all Existing Debt (and permanently reduce the commitments in respect thereof), if any, to the extent of all net proceeds received by the Company as a result of such Mandatory Redemption Event and all cash on hand at the Company and thereafter, as promptly as practicable, redeem the Series B Stock in accordance with Section 10(b).

         14. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below:

         "Accepted Purposes" means (i) the continuation of operation of the Company's operations during its corporate restructuring, including, without limitation, funding the operations of Realty IQ, Employee Matters and On Site Access and the (ii) repayment of Existing Debt.

         "Accumulated Dividends" has the meaning set forth in Section 6(b).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Affiliate Transaction" shall have the meaning set forth in Section 13(b).

         "Board of Directors" has the meaning set forth in the Recitals.

         "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are required or authorized to be closed.

         "Business Plan" shall mean the Business Plan of the Company in the form delivered to the Holders on the Issue Date, as modified from time to time pursuant to Section 8.

         "By-Laws" has the meaning set forth in the Recitals.

         "Capital Event" means (i) any public or private offering of Capital Stock or debt securities, or the incurrence of any Indebtedness (other than the incurrence of any Indebtedness under the DB Facility), (ii) any merger, consolidation or recapitalization (other than the Spin Off) of the Company, or
(iii) any other event of any kind whatsoever (other than the collection of accounts receivable and other commercial transactions in the ordinary course of business), which results in the raising of additional capital by the Company.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether Outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Certificate of Incorporation" has the meaning set forth in the Recitals.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Securities of the Company or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the Holders of the Outstanding Voting Securities of the Company immediately prior to such transaction hold less than 35% of the Outstanding Voting Securities of the surviving or transferee company or its parent company immediately after the transaction or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Securities of the surviving or transferee company or its parent company immediately after the transaction as applicable or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office or (d) the Company is dissolved or liquidated.

         "closing price" has the meaning set forth in Section 12(d)(v).

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Common Stock Record Date" has the meaning set forth in Section
12(d)(v).

         "Company" has the meaning set forth in the Recitals.

         "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Conversion Agent" has the meaning set forth in Section 5(a).

         "Conversion Price" has the meaning set forth in Section 12(a).

         "Coupon Dividends" has meaning set forth in Section 6(a).

         "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

         "DB Facility" means the amended and restated revolving line of credit agreement by and between Bankers Trust Company and the Company dated as of September 11, 2000, as amended from time to time.

         "Dividend Payment Date" means each March 13, June 13, September 13 and December 13, commencing December 13, 2001, unless the Series B Stock has been redeemed in full prior to such date; provided, however, that if such date shall not be a Business Day, then the related Dividend shall be paid on the next Business Day.

         "Dividend Record Date" has the meaning set forth in Section 7(a).

         "Employee Matters" means Employee Matters, Inc., a corporation organized under the laws of the State of Delaware.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Debt" means all outstanding indebtedness owed to Reckson pursuant to the Reckson Credit Facility on the Issue Date and all indebtedness borrowed under the DB Facility, in each case including all amounts accruing thereon (as reduced by prepayments and commitment reductions).

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Holder" means the Person in whose name the Series B Stock is registered on the books and records of the Registrar maintained for such purpose.

         "HQ Global" means HQ Global Holdings, Inc., a Delaware corporation.

         "HQ Global Credit Facility" means the Amended and Restated Credit Agreement, dated as of January 16, 1997, as amended and restated as of November 6, 1988, as amended and restated as of August 3, 1999, as amended and restated as of May 31, 2000, among HQ Global, the various banks, ING Capital (U.S.) LLC, as Managing Agent, Bankers Trust Company, as Syndication Agent and Co-Arranger, Citicorp Real Estate, Inc., as Documentation Agent and Co-Arranger, and BNP Paribas, as Administrative Agent and Arranger, as in effect on December 13, 2000.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

         "Indebtedness" means, with respect to any Person, (i) any indebtedness for borrowed money or indebtedness issued in substitution or exchange for indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business but including all seller notes and "earn-out" payments), (ii) any indebtedness evidenced by any credit agreement, note, bond, debenture or other debt security, (iii) any commitment by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse) other than lease guarantees, (v) any obligations under capitalized leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Person assures a creditor against loss, (vi) any indebtedness secured by a lien on such Person's assets,
(vii) any unsatisfied obligation for "withdrawal liability" to a Multiemployer Plan (as such term is defined under ERISA), (viii) any obligation to repay deposits or other amounts advanced by and owing to third parties and (ix) any obligations under any interest rate, currency or other hedging agreements.

         "Investment" means, with respect to any Person, all investments by such Person in any other Person (including Affiliates), in the form of loans (including guarantees of, make-whole or keep-well agreements with respect to, or similar contingent obligations with respect to, loans by other parties), advances or capital contributions (excluding travel and similar advances to officers, directors or employees of the Company made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issuance Price" of each share of Series B Stock means, $1,000, the original purchase price of such share.

         "Issue Date" means December 13, 2000.

         "Junior Shares" has the meaning set forth in Section 9(a).

         "Liquidation Amount" has the meaning set forth in Section 9(b).

         "Liquidation Preference" has meaning set forth in Section 3.

         "Mandatory Redemption Event" means (i) any Capital Event, (ii) any sale of assets of the Company generating cash proceeds (other than the Spin Off and the sale of the Company's equity interests in RSVP and Employee Matters, as permitted hereunder), (iii) the receipt by the Company of cash distributions or cash dividends from any Operating Entity, (iv) the occurrence of a Change of Control, (v) the date after the occurrence of any Triggering Event (other than a Triggering Event described in clause (i) of the definition thereof) upon which Holders of not less than 25% of the Outstanding shares of Series B Stock deliver a request for redemption, (vi) December 13, 2005 or
(vii) the failure of the waiting period under the HSR Act to expire or be terminated prior to June 13, 2001.

         "nonelecting share" has the meaning set forth in Section 12(e).

         "Observer" has the meaning set forth in Section 8(f).

         "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "OnSite Access" means OnSite Access, Inc., a corporation organized under the laws of the State of Delaware.

         "Operating Entity" means any Person (other than an individual) in which the Company has an ownership interest.

         "Optional Redemption" has the meaning set forth in Section 10(a).

         "Outstanding" means, (i) when used with respect to shares of Series B Stock, as of the date of determination, all shares of Series B Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series B Stock theretofore converted into shares of Common Stock in accordance with Section 12 and shares of Series B Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series B Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such shares of Series B Stock; provided that, if such shares of Series B Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series B Stock (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other shares of Series B Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the Holders of the shares of Series B Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series B Stock owned by the Company or any successor thereof or any Affiliate of the Company or of such successor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series B Stock which the Registrar has actual knowledge of being so owned shall be so disregarded (it being understood that shares of Series B Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series B Stock and that the pledgee is not the Company or any Affiliate of the Company) or any successor thereto and, (ii) when used with respect to shares of Common Stock or any other securities, as of the date of determination, all shares of Common Stock or other securities theretofore authenticated by the issuer thereof, except (a) shares of Common Stock or such other securities theretofore canceled by Company or other issuer thereof or delivered to the Company or such issuer for cancellation; (b) shares of Common Stock or other securities for whose mandatory payment or mandatory redemption money in the necessary amount has been theretofore deposited with a paying agent or other trustee and notice of such redemption has been given; and (c) shares of Common Stock or other securities (x) that are mutilated, destroyed, lost or stolen which the Company or the issuer thereof, if not the Company, has decided to pay or (y) in exchange for or in lieu of which other shares of Common Stock or other securities of the same type have been authenticated and delivered; provided, however, that, in determining whether the registered holders of the shares of Common Stock or other securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Common Stock or other securities owned by the Company or the issuer thereof, if not the Company, or any Affiliate of the Company or the issuer of such securities (if not the Company) or any successor thereto shall be disregarded and deemed not to be Outstanding.

         "Parity Shares" has the meaning set forth in Section 9(a).

         "Paying Agent" has the meaning set forth in Section 5(a).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, including all classes of such preferred or preference stock.

         "Purchase Agreement" means the Securities Purchase Agreement dated December 13, 2000, among the Company and Purchaser named therein.

         "RealtyIQ" means RealtyIQ Corp., a corporation organized under the laws of the State of Delaware.

         "Reckson" means Reckson Operating Partnership, L.P., a limited partnership organized under the laws of the State of Delaware.

         "Reckson Credit Facility" means the amended and restated credit agreements between Reckson and the Company each dated as of August 4, 1999.

         "Redemption Date" means (i) in the case of an Optional Redemption, the next succeeding monthly anniversary of the Issue Date (it being understood that such anniversary shall fall on the thirteenth (13th) day of the month) after the Company has elected to effect such Optional Redemption and (ii) in the case of a Mandatory Redemption, (A) if the Mandatory Redemption Event occurs on or before March 13, 2001, March 13, 2001, (B) if the Mandatory Redemption Event occurs after March 13, 2001 but on or before June 13, 2001, June 13, 2001 and (C) if the Mandatory Redemption Event occurs after June 13, 2001, the next succeeding monthly anniversary of the Issue Date (it being understood that such anniversary shall fall on the thirteenth (13th) day of the month) after such Mandatory Redemption Event.

         "Redemption Notice" has the meaning set forth in Section 10(d).

         "Redemption Price" means an amount per share of Series B Stock to be redeemed equal to (i) after the Issue Date, but on or before March 13, 2001, $1,060.00, (ii) on or after March 14, 2001, but on or before June 13, 2001, $1,112.50, (iii) on or after June 14, 2001, but on or before July 13, 2001, $1139.02, (iv) on or after July 14, 2001, but on or before August 13, 2001, $1,160.40, (v) on or after August 14, 2001, but on or before September 13, 2001, $1,182.18, (vi) on or after September 14, 2001, but on or before October 13, 2001, $1,224.40, (vii) on or after October 14, 2001, but on or before November 13, 2001, $1,249.44, (viii) on or after November 14, 2001, but on or before December 13, 2001, $1,275.00 and (ix) after December 13, 2001, $1,275.00, in each case (except in the event the Series B Stock is redeemed prior to December 13, 2001) plus an amount equal to all Accumulated Dividends and all unpaid dividends in respect of the shares of Series B Stock so redeemed accrued since the last Dividend Payment Date. If a Mandatory Redemption occurs as a result of the occurrence of Triggering Event, the Redemption Price then in effect shall be increased by $50.00

         "Registrar" has the meaning set forth in Section 3.

         "Restricted Shares Legend" has the meaning set forth in Section 4.

         "RSVP" means RSVP Holdings, LLC, a Delaware limited liability company.

         "Securities Act" has the meaning set forth in Section 4.

         "Securities Election" shall have the meaning set forth in Section
10(b).

         "Senior Shares" has the meaning set forth in Section 9(a).

         "Series A Stock" means the Series A Cumulative Preferred Stock of the Company.

         "Series B Stock" has the meaning set forth in Section 1.

         "Significant Subsidiary" has the meaning assigned to such term under Rule 12b-2 of Regulation 12B under the Exchange Act.

         "Spin Off" means the spin off or other distribution of assets (other than the shares of HQ Global) to stockholders of the Company approved by the Holders in accordance with Section 13(g).

         "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Subsidiary" means a subsidiary of the Company.

         "Triggering Event" means any of the following conditions or events:

         (i) The Company shall fail to declare and pay in cash any Coupon Dividends on any Dividend Payment Date;

         (ii) The Company shall violate any of the covenants contained in
Section 13 hereof to which it is subject;

         (iii) A breach or default by the Company, HQ Global or any Operating Entity under any loan agreement, mortgage, indenture or other agreement relating to Indebtedness of $1,000,000 or more which is recourse to the Company or HQ Global if the effect of such breach or default is to cause such Indebtedness to be declared due and payable prior to its stated maturity and such breach or default shall continue for a period of ten (10) Business Days unless waived by the lenders thereof;

         (iv) (A) The Company or any Significant Subsidiary shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (y) seeking appointment or a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, (B) the Company or any Significant Subsidiary shall make a general assignment for the benefit of its creditors, (C) there shall be commenced against the Company or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (A) above which shall not have been vacated or discharged within 60 days from the commencement thereof, or (z) a court shall enter a decree or order for relief in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 60 days from the entry thereof;

         (v) any money judgment, writ or warrant of attachment or similar process involving (i) in the aggregate at any time an amount in excess of $1,000,000 shall be entered or filed against the Company or any of its assets or (ii) in the aggregate at any time an amount in excess of $5,000,000 shall be entered or filed against HQ Global or any of its assets and in each case shall remain undischarged, unexecuted, unbonded or unstayed for a period of thirty (30) days; and

         (vi) the Company shall fail to make any payment in redemption of the Series B Stock in accordance with the terms specified in this Certificate of Designation.

         "Voting Securities" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the registered holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by Scott H. Rechler, President of the Company, and attested by Mitchell D. Rechler, Secretary of the Company, this 13th day of December 2000.


                                      FRONTLINE CAPITAL GROUP


                                      By    /s/ Scott H. Rechler
                                          ----------------------------
                                          Name:   Scott H. Rechler
                                          Title:  President

ATTEST:


By  /s/   Mitchell D. Rechler
    ----------------------------
    Name:   Mitchell D. Rechler
    Title:  Secretary

                                                                     EXHIBIT A


                               FACE OF SECURITY


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                                              Number of Shares
Number:                                                        ________ Shares
         --------------


             9.25% Series B Convertible CUMULATIVE Preferred Stock
                                      of
                            frontline capital group


         FrontLine Capital Group, a company organized under the laws of Delaware (the "Company"), hereby certifies that ______ (the "Holder") is the registered owner of [_____________] fully paid and non-assessable shares of 9.25% Series B Convertible Cumulative Preferred Stock of the Company, par value U.S.$0.01 (the "Series B Stock"), having a liquidation value equal the sum of (x) to the original purchase price per share plus (y) all Accumulated Dividends, if any, in respect thereof, plus (z) all unpaid dividends accrued from the last Dividend Payment Date. The shares of Series B Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Company dated December 13, 2000, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Series B Stock set forth on the reverse hereof and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, the Company has executed this certificate as of the date set forth below.


                                          FRONTLINE CAPITAL GROUP


                                          By
                                              ---------------------------------
                                              Name:
                                              Title:

[Seal]

Dated:

                              REVERSE OF SECURITY

                            FRONTLINE CAPITAL GROUP

             9.25% Series B Convertible Cumulative Preferred Stock


         Dividends on each share of Series B Stock shall be payable at a rate per annum as provided in the Certificate of Designation. Dividends may be paid, to the extent not cumulated in accordance with the terms of the Certificate of Designation.

         The shares of Series B Stock shall be redeemable as provided in the Certificate of Designation. The shares of Series B Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certification of Designation.

         The Company shall furnish to any Holder, upon request and without charge, a full summary statement of the powers, designations, preferences, limitations, qualifications and relative participating, optional or other special rights of the Series B Stock.

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series B Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears-on the other side of this certificate)

Signature Guarantee:  ____________________(1)






------------------------
(1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                             NOTICE OF CONVERSION


                   (To be Executed by the Registered Holder
                    in order to Convert the Series B Stock)


         The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 9.25% Series B Convertible Cumulative Preferred Stock (the "Series B Stock"), represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock, par value U.S. $.01 per share ("Common Stock"), of FrontLine Capital Group (the "Company") according to the conditions of the Certificate of Designation establishing the terms of the Series B Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).(1)

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series B Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Series B Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:(2)

Fax No.:



--------------------
(1) The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

(2) Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.